SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                     SHARES PURCHASED      AVERAGE
                        DATE              SOLD(-)          PRICE(2)
 COMMON STOCK-TECH/OPS-SEVCON INC
          GAMCO ASSET MANAGEMENT INC.
                       7/12/06            3,200             6.3781
                       7/10/06            1,200             6.3933
                       7/06/06              100             6.4000
                       7/05/06              500             6.4000
                       7/03/06            2,700             6.4000
                       6/30/06            7,300             6.3000
                       5/22/06            2,800             6.4000
                       5/15/06            2,200             6.3418

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE AMERICAN STOCK EXCHANGE.

(2) PRICE EXCLUDES COMMISSION.